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                                                                   EXHIBIT 5.1


                          July 19, 2000






Checkers Drive-In Restaurants, Inc.
14255 49th Street North, Building I
Clearwater, Florida  33762

             Re: Registration Statement on Form S-8 for the Checkers Drive-In
                 Restaurants, Inc. Stock Option Plans

Sir or Madam:

     As General Counsel to Checkers Drive-In Restaurants, Inc. (the "Company") I have assisted with the preparation and filing of its Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of an aggregate of 3,033,608 shares of the common stock of the Company, par value $.001 per share (the "Shares"), issuable to eligible officers, employees and directors of the Company upon the exercise of stock options or as other awards granted under the Company's 1994 Stock Option Plan for Non-Employee Directors, 1991 Stock Option Plan and Employee Stock Purchase Plan (the "Plans").

     In connection with the following opinion, I have examined and have relied upon such documents, records, certificates, statements and instruments as I have deemed necessary and appropriate to render the opinion herein set forth. I have assumed that the Shares will be issued upon the exercise of stock options only in a manner consistent with the terms of the relevent stock option agreements, and that no stock options granted in calendar year 2000 will be exercised before such grants have been approved by the Company's stockholders.

     Based upon the foregoing, it is my opinion that the Shares, when issued and sold to eligible officers, employees and directors pursuant to valid exercises of stock options granted under the Plans, as well as any Shares issued as restricted stock awards when issued in a manner consistent with the terms of the Plans, will be legally issued, fully paid and nonassessable.

     The undersigned hereby consents to the filing of this opinion as Exhibit
5.1 to the Registration Statement on Form S-8 and to the use of his name in the Registration Statement.


                                           Very truly yours,



                                          /s/ ANDREW D. SIMONS, ESQ.
                                          -----------------------------
                                          ANDREW D. SIMONS, ESQ.